UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2010

MESA ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 525
Dallas, TX  75254
(Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Irem 1.01 Entry into a Material Definitive Agreement.

On July 1, 2010, Mesa Energy Operating, LLC (“MEO”), a wholly owned subsidiary of Mesa Energy Holdings, Inc. (the “Company”), entered into a Contract Operating Agreement (the “Agreement”) with Payson Petroleum, Inc. (“Payson”), a Dallas based oil and gas company, pursuant to which MEO will manage the drilling, completion and production of Payson’s Auldean Brown #1 well in Grayson County, Texas.

Under the Agreement, MEO has responsibility for all operational services relating to the drilling and completion of the Auldean Brown #1 well.  MEO may be given responsibility for the drilling and completion of additional Payson wells by amendment to the Agreement.  For drilling and casing, MEO will be paid a fee of $10,000 per well.  For completion operations, MEO will be paid a fee of $600 per day per well. For producing wells, Payson will pay MEO a fixed overhead fee per month of $500 per well.  The Agreement may be terminated by either party, with or without cause, upon 30 days prior written notice.

Item 7.01.  Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on November 1, 2010 announcing that MEO entered into the Agreement with Payson.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Energy Holdings, Inc.
Dated: November 5, 2010	By:/s/ Randy M. Griffin
	Name:	Randy M. Griffin
	Title:	Chief Executive Officer